Exhibit 10.9

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed.  Double asterisks denote omissions.

SevenTH Amendment

to Collaboration, LICENSE and Option Agreement

This Seventh Amendment to the Collaboration, License and Option Agreement (the “Seventh Amendment”) is entered into as of May 14, 2020 (the “Seventh Amendment Effective Date”) by and between Cue Biopharma, Inc., a Delaware corporation, having an address of 21 Erie Street, Cambridge, MA 02139 (“Cue”), and LG Chem Ltd., with its principal place of business at LG Twin Towers, 128, Yeoui-daero, Yeongdeungpo-gu, Seoul, 07336, Republic of Korea (“LGC”). Cue and LGC may be referred to herein individually as a “Party” or collectively as the “Parties”.

Whereas, the Parties entered into a Collaboration, License and Option Agreement as of November 6, 2018 (the “Original Agreement”) that was subsequently amended on March 15, 2019, August 5, 2019, October 29, 2019, December 18, 2019, January 15, 2020 and February 20, 2020 (the “First Amendment”, “Second Amendment”, “Third Amendment”, “Fourth Amendment” , “Fifth Amendment” and “Sixth Amendment” and with the Original Agreement, collectively the “Agreement”);

Whereas, Section 4.3(c) of the Agreement establishes a term for the Parties to (i) select a Collaboration Antigen and Initial Collaboration Alleles for the CUE-103 Program, and (ii) prepare and approve a CUE-103 Initial Research Plan; and

Whereas, the Parties desire to further extend the terms provided in Section 4.3(c);

Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cue and LGC hereby agree as follows:

1.	Section 4.3(c) of the Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

(c)CUE-103 Program.

(i) Antigen and Allele Selection. No later than [**] (the “CUE-103 Program Selection Period”), (i) the Parties, through the JSC, shall jointly choose one (1) Collaboration Antigen (other than a Cue Reserved Antigen) for the CUE-103 Program, (ii) LGC shall select one (1) Allele as its Initial Collaboration Allele for the CUE-103 Program, and (iii) following LGC’s selection, Cue shall select one (1) Allele as its Initial Collaboration Allele for the CUE-103 Program (whether the same or different from the Initial Collaboration Allele elected by LGC). Notwithstanding anything in this Agreement to the contrary, the Parties may discuss in good faith and agree to [**] for the CUE-103 Program. For clarity, although the Parties may discuss in good faith and agree to [**] for the CUE-103 Program, neither party is required, in its own discretion, to move forward with any agreement to [**] as the CUE-103 Program, and either

Party may decline for any reason or no reason to amend the Agreement to [**] for the CUE-103 Program. Each Party may select no more than one (1) Allele as its Initial Collaboration Allele for the CUE-103 Program, provided that if at any time the JSC determines that [**], the applicable Party [**].

(ii) Research Plan. No later than [**] but after the Parties’ selection of the Collaboration Antigen for the CUE-103 Program and each Party’s selection of its Initial Collaboration Alleles for the CUE-103 Program, the Parties, through the JRC, shall jointly draft, review, discuss and send to the JSC for approval (with neither Party unreasonably withholding its approval) the initial Research Plan (including an initial Research Budget) for the Initial Collaboration Alleles in the CUE-103 Program (such Research Plan (including the Research Budget), a “CUE-103 Initial Research Plan”). The CUE-103 Initial Research Plan shall, at a minimum, unless the Parties agree otherwise, be reasonably designed to include Research activities for CUE-103 Compounds containing the Initial Collaboration Allele(s) reasonably required to accomplish the filing of an IND [**] and shall be consistent with the Template Initial Research Plan. The CUE-103 Initial Research Plan shall be updated and amended by the JRC as it deems appropriate, and in any event promptly after any LGC Additional Allele, Cue Additional Allele [**] is added to the CUE-103 Program in accordance with the terms of Section 4.3(e).

2.	Except as amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect, and are unmodified by this Seventh Amendment.

IN WITNESS WHEREOF the Parties hereto have caused this Seventh Amendment to be executed and entered into by their duly authorized representatives as of the Seventh Amendment Effective Date.

[The Remainder of this page is intentionally left blank. Signatures appear on following page.]

Cue Biopharma, Inc.		LG Chem Ltd.

By:	/s/ Daniel Passeri	By:	/s/ Jeewoong Son

Name: Daniel Passeri		Name: Jeewoong Son

Title: CEO		Title: President